UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2009

Dollar Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 8, 2009, Dollar Financial Corp. (the "Company") announced that it has entered into exchange agreements (the "Exchange Agreements") with certain holders (the "Holders") of its 2.875% Senior Convertible Notes due 2027 (the "Old Notes"). Pursuant to the terms of the Exchange Agreements, the Holders will exchange (the "Exchange") an aggregate of $110,762,000 principal amount of the Old Notes held by the Holders in exchange for an equal aggregate principal amount of the Company’s new 3.00% Senior Convertible Notes due 2028 (the "New Notes"). The New Notes will be issued under an indenture (the "Indenture") to be entered into between the Company and U.S. Bank National Association, as trustee.

Holders will have the right to convert the New Notes into cash and, if applicable, shares of our common stock prior to the close of business on the trading day immediately preceding the maturity date upon the satisfaction of certain conditions described in the Indenture. The initial conversion rate of the New Notes will be 34.5352 per $1,000 principal amount of New Notes (equivalent to an initial conversion price of approximately $28.956 per share).

The New Notes will accrue interest at a rate of 3.00% per annum. Interest on the New Notes is payable in cash semi-annually in arrears on April 1 and October 1 of each year beginning on April 1, 2010. The maturity date of the New Notes is April 1, 2028.

On or after April 5, 2015, the Company will have the right to redeem for cash all or part of the New Notes for a payment in cash equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest. Holders of the New Notes will have the right to require the Company to purchase all or a portion of the New Notes on each of April 1, 2015, April 1, 2018 and April 1, 2023 for a purchase price payable in cash equal to 100% of the principal amount of the New Notes to be purchased plus any accrued and unpaid interest. If the Company is the subject of a change of control or similar transaction (defined in the Indenture as a "Fundamental Change") before the maturity of the New Notes, the Holders will have the right, subject to certain conditions, to require the Company to repurchase for cash all or a portion of their New Notes at a repurchase price equal to 100% of the principal amount of the New Notes being repurchased, plus accrued and unpaid interest.

The New Notes will be senior, unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s other unsecured and unsubordinated indebtedness and will be effectively subordinated to all of the Company’s existing and future secured debt and to the indebtedness and other liabilities of its subsidiaries.

The Exchange is subject to certain conditions including qualification of the Indenture pursuant to the Company’s Application for Qualification on Form T-3 filed with the Securities and Exchange Commission on December 8, 2009 (the "Form T-3").

A copy of the Company’s press release announcing the Exchange is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the form of Indenture is filed as Exhibit T3C to the Form T-3 and is incorporated herein by reference. The foregoing summary of the terms of the New Notes is qualified in its entirety by reference to the text of the Indenture.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference. The New Notes will be issued to the Holders pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) thereof on the basis that the Exchange constitutes an exchange with existing holders of the Company’s securities and no commission or other remuneration will be paid or given directly or indirectly to any party for soliciting the Exchange.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits 99.1 - Press Release of Dollar Financial Corp. dated December 8, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dollar Financial Corp.

December 8, 2009	By:	/s/ William M. Athas

Name: William M. Athas
Title: Senior Vice President, Finance and Corporate Controller

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Dollar Financial Corp. dated December 8, 2009.